                                    EXHIBIT "A"


     INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

    (MINUTES OF SPECIAL MEETING OF THE BOARD OF DIRECTORS held August 31,  1998)

                                          6